Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Allion Healthcare, Inc.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127758) of Allion Healthcare, Inc. of our reports dated March 6, 2009, relating to the consolidated financial statements and schedule and the effectiveness of Allion Healthcare, Inc.’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
March 6, 2009